SUPPLEMENTAL INFORMATION

September 30, 2013

Disclaimer

This Supplemental Information and other materials we have filed or may file with the Securities and Exchange Commission, as well as information included in oral statements made, or to be made, by our senior management contain certain “forward-looking” statements as that term is defined by the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, funds from operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitations, those containing words such as “may”, “will”, “believes”, anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking. Such risks and uncertainties include, among other things, the following risks, which are described in more detail under the heading “Risk Factors” in Item 1A in our Form 10-K for the year ended December 31, 2013:

•	We depend on the operating success of our customers (facility operators) for collection of our revenues during this time of uncertain economic conditions in the U.S.;

•	We are exposed to the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings;

•
We are exposed to risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates will have on our tenants' and borrowers' business;

•	We are exposed to the risk that the cash flows of our tenants and borrowers will be adversely affected by increased liability claims and general and professional liability insurance costs;

•	We are exposed to risks related to environmental laws and the costs associated with the liability related to hazardous substances;

•	We are exposed to the risk that we may not be indemnified by our lessees and borrowers against future litigation;

•	We depend on the success of future acquisitions and investments;

•	We depend on the ability to reinvest cash in real estate investments in a timely manner and on acceptable terms;

•	We may need to incur more debt in the future, which may not be available on terms acceptable to the Company;

•	We are exposed to the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties;

•	We are exposed to risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests;

•
We depend on revenues derived mainly from fixed rate investments in real estate assets, while our debt capital used to finance those investments is primarily available at variable rates. This circumstance creates interest rate risk to the Company;

•
We have covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations;

•	We are exposed to the risk that our assets may be subject to impairment charges;

•	We depend on the ability to continue to qualify as a real estate investment trust;

•
We have ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders;

•
We are subject to certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests.

In this Supplemental Information, we refer to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this presentation.

Throughout this presentation, certain abbreviations and acronyms are used to simplify the format. A list of definitions is provided at the end of this presentation to clarify the meaning of any reference that may be ambiguous.

Unless otherwise noted, all amounts are unaudited and are as of or for the year to date period ended September 30th.

September 2013

Selective Growth.
Shareholder Value.

Profile

NATIONAL HEALTH INVESTORS, INC. (NYSE: NHI), a Maryland corporation incorporated and publicly listed in 1991, is a healthcare real estate investment trust (REIT) specializing in financing healthcare real estate by purchase and leaseback transactions, RIDEA transactions and by mortgage loans. NHI's investments include senior housing (assisted living, senior living campuses & independent living), skilled nursing facilities, medical office buildings, and hospitals.

HIGHLIGHTS

Geographic & asset class diversification
Consistent dividend growth since 2001
Low-leverage balance sheet
Cash flow growth from lease escalators

STRATEGY

Partner with top-tier operators
Prioritize direct referrals and existing customers
Continued focus on need-driven senior care
Prioritize toward AL and newer SNF
Prioritize toward private pay and Medicare potential
Develop assisted and memory care communities

GEOGRAPHIC DIVERSIFICATION

28 Partners	27 States	146 Properties

71	Skilled Nursing
69	Senior Housing
4	Hospital
2	Medical Office Building

Investments

(in millions)

WACY*
10-year Treasury
$250
$200
$150
$100
$50
$0
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
$88.7
$141.5
$100.4
$178.5
$239.2
2009
2010
2011
2012
2013

	2009	WACY	2010	WACY	2011	WACY	2012	WACY	2013	WACY
RIDEA	$ -	-	$ -	-	$ -	-	$ 52.7	8.4%	$ 137.5	8.5%
SHO Lease-back	28.3	9.5%	43.1	9.7%	20.4	8.5%	66.3	8.0%	27.3	7.7%
HOSP Lease-back	-	-	12.5	12.0%	-	-	-	-	-	-
SNF Lease-back	55.6	10.0%	67.0	9.3%	55.3	9.0%	13.5	9.0%	65.2	9.2%
HOSP Development	-	-	13.9	10.0%	21.5	10.0%	-	-	-	-
SHO Development	-	-	-	-	-	-	27.0	9.0%	-	-
Mezz. / Subord. Debt	0.9	12.0%	5.0	14.1%	3.2	14.75%	19.0	9.2%	9.2	12.0%
Mortgage	3.9	9.6%	-	-	-	-	-	-	-	-

* Weighted Average Cash Yield

Concentration

Performance

STABILIZED LEASE PORTFOLIO
EBITDARM Coverage1

RIDEA ASSETS
Bickford Senior Living

Iowa 9
Illinois 6
Michigan 4
Indiana 3
Nebraska 3
Kansas 2
Number of Properties: 27
Average age (years): 13
Number of units: 1,239
Occupancy: 85.22%

FINANCIAL HIGHLIGHTS

Dividends

The Board of Directors approves a regular quarterly dividend which is reflective of expected taxable income on a recurring basis. Company transactions that are infrequent and non-recurring that generate additional taxable income have been distributed to shareholders in the form of special dividends. Taxable income is determined in accordance with the Internal Revenue Code and differs from net income for financial statement purposes determined in accordance with US GAAP.

Value

“NHI has a long history of outperforming the market while returning significant value to our shareholders.”
Justin Hutchens, President & CEO

Leadership

Justin Hutchens
President & CEO

Kristin S. Gaines
Chief Credit Officer

Mandi Hogan
National Director,
Marketing

Roger R. Hopkins
Chief Accounting
Officer

Kevin Pascoe
Vice President,
Investments

Ron Reel
Controller

(615) 890-9100    -    investorrelations@nhireit.com

Balance Sheets

(in thousands, except share amounts)

As of September 30,	2013	2012	2011	2010
Assets:
Real estate properties:
Land	$70,844	$62,693	$44,620	$41,711
Buildings and improvements	854,915	625,361	436,602	416,490
Construction in progress	19,469	718	3,922	—
	945,228	688,772	485,144	458,201
Less accumulated depreciation	(177,820)	(169,293)	(143,474)	(134,491)
Real estate properties, net	767,408	519,479	341,670	323,710
Mortgage and other notes receivable, net	59,367	79,325	79,328	73,734
Investment in preferred stock, at cost	38,132	38,132	38,132	38,132
Cash and cash equivalents	7,450	4,410	15,484	2,451
Marketable securities	13,577	11,806	9,510	20,854
Straight-line rent receivable	16,778	11,030	7,690	4,018
Equity-method investment and other assets	14,402	11,091	1,102	854
Assets held for sale, net	—	—	29,381	33,420
Total Assets	$917,114	$675,273	$522,297	$497,173

Liabilities and Stockholders' Equity:
Debt	$391,362	$194,250	$48,125	$28,234
Real estate purchase liabilities	5,856	6,478	4,000	4,000
Accounts payable and accrued expenses	7,809	4,114	3,915	2,835
Dividends payable	20,489	18,646	17,059	16,752
Deferred income	1,185	1,374	1,714	1,446
Earnest money deposit	—	—	—	3,400
Total Liabilities	426,701	224,862	74,813	53,267

Commitments and Contingencies

National Health Investors Stockholders' Equity:
Common stock, $.01 par value; 40,000,000 shares authorized;
27,876,176 and 27,857,217 shares issued and outstanding, respectively	279	278	277	277
Capital in excess of par value	470,892	467,600	465,503	462,229
Cumulative dividends in excess of net income	(439)	(34,806)	(23,623)	(35,702)
Accumulated other comprehensive income	8,970	6,375	5,327	13,702
Total National Health Investors Stockholders' Equity	479,702	439,447	447,484	440,506
Noncontrolling interest	10,711	10,964	—	—
Total Equity	490,413	450,411	447,484	440,506
Total Liabilities and Stockholders' Equity	$917,114	$675,273	$522,297	$493,773

Statements of Income

(in thousands, except share and per share amounts)

Year to date as of September 30,	2013	2012	2011	2010
Revenues:
Rental income	$78,879	$61,333	$56,245	$53,085
Interest income from mortgage and other notes	5,877	5,428	4,919	5,166
Investment income and other	3,156	3,462	3,499	3,717
	87,912	70,223	64,663	61,968
Expenses:
Depreciation and amortization	14,705	12,350	8,426	7,854
Interest	6,011	2,176	2,628	1,173
Legal	621	424	448	540
Franchise, excise and other taxes	316	626	642	507
General and administrative	7,171	6,018	6,371	6,484
Loan impairments and (recoveries), net	1,976	2,300	(99)	(573)
	30,800	23,894	18,416	15,985
Income before equity-method investee, discontinued operations and noncontrolling interest	57,112	46,329	46,247	45,983
Income from equity-method investee	269	—	—	—
Investment and other gains	—	30	9,899	242
Income from continuing operations	57,381	46,359	56,146	46,225
Discontinued operations
Income from discontinued operations	2,321	3,269	3,524	4,237
Gain on sales of real estate	19,370	—	3,348	2,004
Income from discontinued operations	21,691	3,269	6,872	6,241
Net income	79,072	49,628	63,018	52,466
Net income attributable to noncontrolling interest	(664)	—	—	—
Net income attributable to common stockholders	$78,408	$49,628	$63,018	$52,466

Weighted average common shares outstanding:
Basic	27,872,805	27,799,750	27,711,474	27,657,236
Diluted	27,906,914	27,828,879	27,795,150	27,716,105
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$2.03	$1.66	$2.02	$1.67
Discontinued operations	.78	.12	.25	.22
Net income attributable to common stockholders	$2.81	$1.78	$2.27	$1.89
Diluted:
Income from continuing operations attributable to common stockholders	$2.03	$1.66	$2.02	$1.67
Discontinued operations	.78	.12	.25	.22
Net income attributable to common stockholders	$2.81	$1.78	$2.27	$1.89

Regular dividends declared per common share	$2.165	$1.97	$1.845	$1.755

Funds From Operations

(in thousands, except share and per share amounts)

Year to date as of September 30,	2013	2012	2011	2010
Net income attributable to common stockholders	$78,408	$49,628	$63,018	$52,466
Elimination of certain non-cash items in net income:
Real estate depreciation in continuing operations	12,947	11,275	7,792	7,379
Real estate depreciation related to noncontrolling interest	(334)	—	—	—
Real estate depreciation in discontinued operations	—	303	343	456
Net gain on sales of real estate	(19,370)	—	(3,348)	(2,004)
Funds from operations	$71,651	$61,206	$67,805	$58,297
Gains on sales of marketable securities	—	(30)	(9,899)	(2)
Collection and recognition of past due rent	—	—	—	(1,520)
Loan costs expensed due to credit facility amendment	353	—	—	—
Non-cash write-off of straight-line rent receivable	—	963	—	—
Write-offs and expenses due to early lease termination	—	297	—	—
Acquisition costs under business combination accounting[1]	208	—	—	490
Legal settlement	—	365	—	—
Loan impairments and (recoveries), net	1,976	2,300	(99)	(573)
Change in fair value of interest rate swap	—	—	922	—
Other items	—	17	—	(240)
Normalized FFO	$74,188	$65,118	$58,729	$56,452

[1] excludes portion attributable to noncontrolling interest

BASIC
Weighted average common shares outstanding	27,872,805	27,799,750	27,711,474	27,657,236
FFO per common share	$2.57	$2.20	$2.45	$2.11
Normalized FFO per common share	$2.66	$2.34	$2.12	$2.04

DILUTED
Weighted average common shares outstanding	27,906,914	27,828,879	27,795,150	27,716,105
FFO per common share	$2.57	$2.20	$2.44	$2.10
Normalized FFO per common share	$2.66	$2.34	$2.11	$2.04

Normalized FFO payout ratio:
Dividends declared per common share	$2.165	$1.97	$1.845	$1.755
Normalized FFO per diluted common share	$2.66	$2.34	$2.11	$2.04
	81.4%	84.2%	87.4%	86.0%

Funds Available for Distribution

(in thousands, except share and per share amounts)

Year to date as of September 30,	2013	2012	2011	2010
Net income attributable to common stockholders	$78,408	$49,628	$63,018	$52,466
Elimination of certain non-cash items in net income:
Depreciation in continuing operations	14,705	12,350	8,425	7,853
Depreciation related to noncontrolling interest	(401)	—	—	—
Depreciation in discontinued operations	—	303	343	469
Net gain on sales of real estate	(19,370)	—	(3,348)	(2,004)
Straight-line lease revenue, net	(4,408)	(2,325)	(2,762)	(2,230)
Non-cash stock based compensation	2,086	1,924	2,912	2,204
Funds available for distribution	$71,020	$61,880	$68,588	$58,758
Gains on sales of marketable securities	—	(30)	(9,899)	(2)
Collection and recognition of past due rent	—	—	—	(1,520)
Loan costs expensed due to credit facility amendment	353	—	—	—
Write-offs and expenses due to early lease termination	—	297	—	—
Acquisition costs under business combination accounting[1]	208	—	—	490
Legal settlement	—	365	—	—
Loan impairments and (recoveries), net	1,976	2,300	(99)	(573)
Change in fair value of interest rate swap	—	—	922	—
Other items	—	17	—	(240)
Normalized FAD	$73,557	$64,829	$59,512	$56,913

[1] excludes portion attributable to noncontrolling interest

BASIC
Weighted average common shares outstanding	27,872,805	27,799,750	27,711,474	27,657,236
FAD per common share	$2.55	$2.23	$2.48	$2.12
Normalized FAD per common share	$2.64	$2.33	$2.15	$2.06

DILUTED
Weighted average common shares outstanding	27,906,914	27,828,879	27,795,150	27,716,105
FAD per common share	$2.54	$2.22	$2.47	$2.12
Normalized FAD per common share	$2.64	$2.33	$2.14	$2.05

Normalized FAD payout ratio:
Dividends declared per common share	$2.165	$1.97	$1.845	$1.755
Normalized FAD per diluted common share	$2.64	$2.33	$2.14	$2.05
	82.0%	84.5%	86.2%	85.6%

Fixed Charge Coverage

(dollars in thousands)

Year to date as of September 30,	2013	2012	2011	2010

Net income	$79,072	$49,628	$63,018	$52,466
Interest expense[1]	6,011	2,176	1,706	1,173
Franchise, excise and other taxes	316	626	642	507
Depreciation	14,705	12,653	8,768	8,323
EBITDA	$100,104	$65,083	$74,134	$62,469

Interest expense[1]	$6,011	$2,176	$1,706	$1,173
Principal payments	149	—	—	—
Fixed Charges	$6,160	$2,176	$1,706	$1,173

Fixed Charge Coverage Ratio	17:1	30:1	43:1	53:1

[1] excludes the change in fair value of an interest rate swap agreement in 2011

Debt Maturities

(in thousands)

	2013	2014	2015	2016	Thereafter
Revolving credit facility - unsecured	$—	$—	$—	$—	$191,000
Bank term loans - unsecured	—	—	—	—	120,000
Bank term loan - secured	—	—	—	—	—
Fannie Mae term loans - secured	256	1,056	77,268	—	—
	$256	$1,056	$77,268	$—	$311,000

Portfolio Summary

(dollars in thousands)

	Properties	Units/ Sq. Ft.	YTD Revenue
Leases
Skilled Nursing[1]	64	8,768	$46,252
Senior Housing	66	4,000	26,490
Hospitals	3	181	5,324
Medical Office Buildings	2	88,517	812
Total Leases	135		$78,878

[1] Skilled Nursing
NHC facilities*	39	5,404	$25,650
All other facilities	25	3,364	20,602
	64	8,768	$46,252

* On October 17, 1991, the NHC facilities were transferred to NHI at their then current book value in a non-taxable exchange.

Mortgages and Other Notes Receivable
Skilled Nursing	7	594	$2,425
Senior Housing	3	266	633
Hospital	1	70	900
Other Notes Receivable	—	—	1,920
Total Mortgages	11	930	$5,878

RIDEA ASSETS
Bickford Senior Living
(dollars in thousands)

As of and for the three months ended	Q3 '13	Q2 '13	Q1 '13	Q4 '12	Q3 '12
Properties	27	27	27	27	27
Average age (years)	13	12	12	12	12
Units	1,239	1,239	1,239	1,239	1,239
Total occupancy[2]	85.2%	84.3%	85.2%	86.5%	85.7%

Revenues	$14,836	$14,641	$14,692	$14,710	$14,382
Operating expenses[3]	9,400	9,512	9,543	9,559	9,681
EBITDAR	$5,436	$5,129	$5,149	$5,151	$4,701

[1] 3rd Quarter 2012 was utilized in underwriting but occurred prior to the RIDEA transaction
[2] Includes 2 non-stabilized assets. The new portfolio of 17 properties is 90.7% occupied when excluding those assets.
[3] includes a 5% management fee to the extent not limited by the joint venture operating agreement

Adjusted NOI
Adjusted NOI is an important supplemental measure of operating performance for a REIT. Net operating income ("NOI") refers to the amount of lease revenue recognized on a GAAP basis less property-level operating expenses, if any. Adjusted NOI (sometimes referred to as Cash NOI) excludes from NOI the effect of straight-line rent, amortization of lease intangibles, and lease termination fees. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our Adjusted NOI may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of Adjusted NOI, caution should be exercised when comparing our Adjusted NOI to that of other REITs.

Annualized Revenue
The term Annualized Revenue refers to the amount of revenue that our portfolio would generate if all leases and mortgages were in effect for the twelve-month calendar year, regardless of the commencement date, maturity date, or renewals. Therefore, annualized revenue is used for financial analysis purposes, and is not indicative of actual or expected results.

EBITDA
Earnings before interest, taxes, depreciation and amortization

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees.

Facility Types
SHO - Senior housing                 HOSP - Hospital
MOB - Medical office building            SNF -Skilled nursing facility

Fixed Charges
The term Fixed Charges refers to payments for interest expense and debt principal.

Funds Available for Distribution
FAD represents net earnings available to common stockholders, excluding the effects of asset dispositions and straight-line rent adjustments, plus depreciation, stock based compensation and changes in the fair value of our interest rate swap agreement, if any. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our FAD may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of FAD, caution should be exercised when comparing our FAD to that of other REITs. FAD in and of itself does not represent cash generated from operating activities in accordance with GAAP (FAD does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and is not necessarily indicative of cash available to fund cash needs.

Funds From Operations
FFO is an important supplemental measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our FFO may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of FFO, caution should be exercised when comparing our FFO to that of other REITs. FFO in and of itself does not represent cash generated from operating activities in accordance with GAAP (FFO does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and is not necessarily indicative of cash available to fund cash needs.

Normalized FFO & Normalized FAD
Normalized FFO and Normalized FAD exclude from FFO and FAD, respectively, certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO and FAD for the current period to similar prior periods, and may include, but are not limited to, impairment of assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, recoveries of previous write-downs, and changes in the fair value of interest rate swap agreements for those agreements that do not qualify for hedge accounting.

Stabilized Lease
A newly acquired triple-net lease property is generally considered stabilized upon lease-up (typically when senior-care residents occupy at least 80% of the total number of certified units). Newly completed developments, including redevelopments, are considered stabilized upon lease-up, as described above.

Total Return
The term Total Return refers to the total return an investor would have realized on an annual basis over a certain period assuming that all dividends are reinvested on the dividend payment date.

RIDEA
The term RIDEA refers to the REIT Diversification and Empowerment Act of 2007. Our joint ventures are designed to be compliant with the provisions of this Act.

WACY
The term WACY refers to Weighted Average Cash Yield, which is the anticipated rate of return upon initial investment excluding the impact of any discounts received or premiums paid.